UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2005

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2005, Biolase Technology, Inc. (the “Company”) received a notification letter from The Nasdaq Stock Market, Inc. (“Nasdaq”) that the Company is not in compliance with a condition for the continued listing of the Company’s common stock on the Nasdaq National Market under NASD Marketplace Rule 4310(c)(14) because the Company has not yet filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 (the “Second Quarter Report”) which was due August 9, 2005. As previously announced on August 9, 2005, Nasdaq has granted the Company an extension of time until September 30, 2005 in which to file the Second Quarter Report, as well as its Form 10-Q for the quarter ended March 31, 2005 and to otherwise meet all necessary listing standards. A copy of the press release issued by the Company on August 19, 2005 announcing receipt of the notice from Nasdaq is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description
99.1	Press release dated August 19, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 19, 2005	BIOLASE TECHNOLOGY, INC.

	By:	/s/ John Hohener
John Hohener
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated August 19, 2005.

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